SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: January 4, 2002

                       ELEPHANT TALK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

          California                000-30061                  95-2210753
     (State of Incorporation)      (Commission                (IRS Employer
                                   File Number)             Identification #)

           19222 Pioneer Blvd., Suite 100, Cerritos, California 90703
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (562) 653-0400
                    ----------------------------------------
              (Registrant's telephone number, including area code)


ITEM 1.           CHANGES IN CONTROL OF REGISTRANT

         Pursuant to an Agreement of Merger and Plan of Reorganization (the "Merger Agreement"), effective August 27, 2001, and through the subsequent transaction (the "Merger") that closed January 4, 2002 (the "Closing"), Staruni Corporation, a California corporation (the "Company" or "Staruni") merged with Elephant Talk Limited, a limited company incorporated in Hong Kong ("ETHK"). The Company is the surviving corporation and shall continue its corporate existence under the laws of California.

         Pursuant to the terms of the Merger, each holder of ordinary shares of ETHK common stock, par value of HK$1 (One Hong Kong Dollar) immediately prior to the effective time of the merger (the "Merger Date") shall, by virtue of the merger and without any action on the part of such holder, be entitled to receive, as of the Merger Date, such number of shares of common stock of the Company, no par value, as the number of shares of ETHK common stock owned by such holder as of the Merger Date. Collectively, following the Merger, the former holders of ETHK common stock held an aggregate of 90% of the issued and outstanding shares of the Company's common stock. The Merger caused no change in any of the shares of the Company's common stock outstanding on the Merger Date, and no other securities were converted as a result of the Merger.

         For the purpose of this Form 8-K, the terms "we," "our," "us" or similar references mean the Company unless the context requires otherwise.



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
THE COMPANY

         We were incorporated in 1962 in California as Altius Corporation. Originally we were involved in the manufacture of freeway signs. In March 1997, we changed our name to Staruni Corporation to reflect the acquisition of Starnet Universe Internet, Inc., a web developer and Internet Service Provider ("ISP"). On January 9, 2002, we filed a Certificate of Amendment of Articles of Incorporation to amend our corporate name to Elephant Talk Communications, Inc. This name change was done in conjunction with the Merger, and to emphasize that our new focus will be the business of ETHK.

ELEPHANT TALK LIMITED

         ETHK was a facility-based international long distance carrier offering highly reliable and competitively-priced services on the wholesale market. ETHK provided its services to first-tier local and international telecommunications carriers, enabling those carriers and other service providers to offer voice and fax services to their end-customers. It is ETHK's business that we will now adopt as our own as a result of the Merger.

         Our new operations include international long distance on both sides of the Pacific, serving over 20 foreign countries through an advanced and flexible network. As ETHK has been expanding its foothold in Asia with more profitable routes and the development of value-added services, such as PC-to-Phone service, we will now continue with that expansion. We are also actively pursuing new sales channels for the higher-margin prepaid calling card market, expanding from the U.S. to several countries in South East Asia.

Background of ETHK

         Established in late 1994, ETHK was located and operated in Hong Kong, and had an office in Boston, Massachusetts. ETHK owned switching facilities in China, Hong Kong, the United States, Taiwan and Singapore, which we now own as a result of the Merger. We utilize both IP and circuit switched technologies over a common platform, and we provide the following services:

              o International long distance services in wholesale market principally to carriers;
              o   prepaid and post paid phone cards; and,
              o   other value added services

         In the year ended December 31, 2000, ETHK reported revenues of US19.5 million. Its customers, who are now our customers, include some of the largest first and second tier telecommunications carriers in the U.S. and several carriers in South East Asia, including two of the four fixed network operators in Hong Kong.

         Since its establishment, ETHK expanded its network by installing more switches and hubs internationally. Because of this, we have secured termination options outside Asia by entering into international operating agreements with foreign-based telecommunications carriers, including AT&T Corp., Global Crossing, Frontier Telecom Ltd. and MCI Worldcom Inc.

         Capitalizing on a unique position to gain market share in Asia, we have leveraged ETHK's early entrant status by forging a stronger position in the People's Republic of China ("PRC") by forging an increasing number of strategic relationships. In 1996, only one-third of ETHK's traffic terminated in the PRC. This increased to approximately 70% in 1998, and to over 80% in 1999-2000.

         Prior to the Merger, ETHK was a 51%-owned subsidiary of the Hartcourt Companies, Inc. ("Hartcourt"), which is a listed company in the US and Germany. That sale was completed on May 16, 2001. Hartcourt is a holding and development company that is building a network of Internet and telecommunication service companies in the People's Republic of China, including Hong Kong, in partnership with Chinese entrepreneurs as well as Chinese government-owned entities. Hartcourt's business goal is to benefit from a series of IPOs or spin-offs of its core business holdings and investments in Greater China. Hartcourt's holdings of ETHK were exchanged for shares of our common stock as a result of the Merger.

Markets and customers

         Through our wholesale operations, we sell directly to carriers. ETHK successfully developed brand-awareness and beneficial relationships through numerous channels in the telecom industry in both the U.S. and Hong Kong, which we will continue to capitalize on. We also market wholesale service to high traffic density inter-Asian carriers that are looking for services to lower their cost. The ability to provide quality acceptable to leading carriers is a prerequisite for selling to them and others. Major carriers have traffic that frequently exceeds their capacity and compels them to seek alternative channels that offer comparable quality, particularly where those channels can offer better pricing. ETHK's experience was that once a carrier began to use ETHK's network for a single country and found the quality to be acceptable, the sales process for other countries became easier. We believe that will be our experience as well.

         In general, telephone companies can be segregated by size into first tier, second tier and third tier carriers. Generally, first tier carriers in the U.S. are large domestic and international carriers, such as MCI WorldCom and AT&T. First tier carriers generally have annual revenues in excess of US$2 billion. Second tier carriers have revenues generally in the US$750 million to US$2 billion range, but have fewer direct operating agreements with other carriers and fewer international facilities.

         The majority of traffic over our network is from Tier One and Two carriers in the U.S. and Hong Kong, who transmit voice and fax traffic through our Points of Presence (POPs) in New York, Los Angeles, Boston and Hong Kong for completion overseas. The ability to provide quality call completion consistently acceptable to the Tier One carriers is of vital importance because these carriers have tremendous volumes of commercial and retail traffic that regularly overflow their capacity. Going forward, Tier One carriers will be a main area of focus our sales force.

         Outside Hong Kong and the U.S., ETHK previously established relationships with in-country companies and local service providers that have local market expertise and relationships to build strong businesses. Some of these overseas partners/customers are very large, well-established national



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
carriers. Others are emerging carriers or Internet service providers who are able to provide the services necessary to terminate minutes for us in their country. Prior to the Merger, ETHK signed reseller agreements with Jitong Network Communications Limited, one of the top 5 telecom operators in China, to exchange traffic in China and various IP-based services, in addition to jointly promote the services overseas.

         Our prepaid calling card business has a proven channel of dealers established by ETHK, who sell ETHK-branded cards mainly in the Chinatown regions in Boston, New York, Los Angeles and San Francisco. The market is competitive but the profit margin is usually more lucrative than wholesale IDD services. The niche market strategy is proved to be a fair success as the sales volume has been steadily increasing. Currently, we are attempting to line up additional dealers who are capable of distributing our cards to additional regions in the U.S. New dealer arrangements will also be in place to promote prepaid calling cards in South East Asian markets, such as Indonesia, Taiwan and Thailand.

Strategies for growth

         ETHK was one of the first of the emerging carriers to realize the potential of utilizing a niche marketing strategy. ETHK began by targeting large operators, providing sophisticated call-back services at low price. ETHK has since expanded marketing efforts by developing a stronghold in delivery of international traffic into China. Currently, we maintain a very good relationship with local and international carriers, as well as licensed China carriers. As such, we can further expand our influence in related telecommunications opportunities in China, by joining force with powerful ministries and operators. This marketing approach has three major advantages. First, it allows us to concentrate our traffic volume in China, winning much lower carrier rate and can resell at higher profit, attracting the critical mass, thereby locking in existing and potential wholesale customers who can never beat our rates. When an operator would like to route traffic to China, our company will pop up in his/her memory. Second, the customers we target are mostly established operators with larger traffic volume and have low bad debt risk. Third, establishing good relationship in China can ensure early presence in the market by developing further business opportunities when present.

            We usually have bilateral transmission agreements with our customers, implying that these Tier One to Two carriers serve as our customers as well as carriers. We believe such bilateral relationships increase customer loyalty and cross-selling possibilities. We also have entered into strategic distribution and advertising relationships with a number of calling card dealers throughout the United States and South East Asia. We believe that these relationships are important because they allow us to leverage the distribution channels of these companies to effectively market our products and services.

Long term growth strategy

         The key to long term growth in the international market rests in the deployment of facilities. As international calling rates decrease, global facilities become critical for maintaining strong revenue growth. More profitable routes to Vietnam, Indonesia and Cuba will be open very soon in view of customer demand.




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
         We also plan to offer new value added services to customers. One recent project is PC-to-Phone service in China, which enables a user to place a call conveniently and inexpensively to a standard telephone anywhere in the world directly from a personal computer while remaining on-line. In order to use this service, a user need only download our software for free from our web site and have access to the Internet. Once the software is downloaded, the user is able to place a call from the user's personal computer and, while browsing the Web, speak to a party who uses a standard telephone.

Planned new service offering

         Prior to the merger, ETHK had been using the Internet to transmit part of its voice and fax traffic because of the Internet's global coverage, rapid growth and flexible connectivity. By continuing to use the Internet, we can substantially reduce the deployment cost. We have addressed the challenges of using the Internet by:

              o selecting only high quality, service-oriented Internet service providers as our vendors; and,
              o continuously monitoring the quality of the connections between each network office and the physical network itself including the Internet.

PC-to-phone service

            In Asian Pacific markets, especially China, where deregulation is relatively limited compared to the U.S., we believe that customers will look for opportunities to lower their long distance bills. This creates a significant opportunity for us to use the technology by which Internet phone calls are made to gain market share.

            Under this backdrop, we have decided to deliver high-quality voice-over-IP telephony services to small and medium businesses in China, initially. Accompanying the growth of PCs and use of the Internet, we believe the market potential is huge. We have devised a phased approach to launching its services beginning in January 2002. Our solution provides many benefits to its customers, including:

              o Low Cost. Our services allow its customers to make telephone calls often at a fraction of the cost of traditional long distance service. Our low cost PC-o-phone service is also available all over the world.

              o High Voice Quality. We offer carrier-grade voice quality through proprietary packet-switching technologies, which reduces packet loss and delay, route packets efficiently and perform quality enhancing functions, such as echo cancellation and massive redundancy. We intend to continue to enhance the voice quality of our services as our customer base and business grows.

              o Ease of Use and Access. Our services are designed to be convenient and easy to access. No additional telephone lines or special equipment are required.



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
              o Reliable Service. ETHK developed its own PC client software and Gatekeeper. Our network is reliable because of its technologically advanced design. This flexible design allows us to expand our network and add capacity by adding switches/spans to the existing network. Our system also provides seamless service and high-quality voice transmission through its ability to reroute if problems arise.

              o Scalability. Our services platform is a flexible solution that can be readily integrated at low cost and in large scale into existing systems. Our system integrates quickly and seamlessly into the platforms of various communications service providers such as medium to large carriers, ISPs, and enterprises

         We are able to provide our PC-to-Phone service at rates generally lower than those charged for traditional circuit switched calls. We are able to charge lower rates because its service utilizes packet-switched technology and it routes calls directly from the Internet onto our privately-managed IP network and to the called destination, thus avoiding access and settlement rates associated with traditional international and domestic long distance telecommunications services. Initially, the services will commence in southern part of China, namely, Shenzhen and Guangzhou, of which the demand for connectivity for calls to international destinations ranks among the highest in Mainland China. The services will target corporate customers, by offering call rates generally one-third to one-fifth of prevailing fixed-line IDD charges. Should the launch prove successful, we plan to implement further services to other big cities in China such as Beijing and Shanghai in the second phase of development.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A GREAT DEAL OF RISK, AND SHOULD BE CONSIDERED ONLY BY THOSE PERSONS WHO ARE ABLE TO AFFORD A LOSS OF THEIR ENTIRE INVESTMENT. IN EVALUATING AN INVESTMENT IN OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN ADDITION TO THE OTHER INFORMATION FILED BY OUR COMPANY.

Competition

The market for international voice and fax call completion services is highly competitive. We face competition from a variety of sources including large communications service providers with more resources, longer operating histories and more established positions in the telecommunications marketplace, some of whom have begun to develop Internet telephony capabilities. We also compete with small companies who have focused primarily on Internet telephony or traditional switched services. We believe that we compete principally on quality of service, price and flexibility. It is arguable if any one company dominates the voice and data communications market in the same segment as we are. We also expect that the ability to offer enhanced service capabilities, including new services, will become an increasingly important competitive factor in the near future. In addition, we compete with and expect continued competition from:

o      TELECOMMUNICATIONS COMPANIES AND LONG DISTANCE PROVIDERS.




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
Large carriers in both the US and Asia carry a substantial majority of telecommunications traffic. Many of these carriers have commenced deploying packet-switched networks for voice and fax traffic. Despite the telecom market slump in the last year, these carriers retain substantial resources and have amicable budgets available for research and development. In addition, several companies are building own fiber optic networks for Internet telephony traffic. These networks can be expected to carry voice and fax and some newer companies may expand into international markets.

The nature of the telecommunications marketplace is such that carriers regularly buy from and sell to each other. Major carriers have multiple routes to virtually every destination, and frequently buy and sell based on the strength and capacity to a particular country. We have relationships with many of these carriers and have carried traffic for them in the past. We expect to continue to exchange traffic with many of these companies in the future, even as they begin to devote more resources to competing in the Internet telephony market.

o      INTERNET TELEPHONY SERVICE PROVIDERS

A number of companies have started Internet telephony operations in last few years. Companies, such as Net2Phone in the US and City Telecom in Hong Kong, are currently focusing primarily on the retail market, but may compete more directly with us in the future.

Market Competition and Pricing Pressures

The market for voice, fax and other enhanced services is extremely competitive and will likely become more competitive in the future. Also, Internet telephony service providers, such as Net2Phone in the US, that presently focus on retail customers, may in the future enter our wholesale market and compete with us. Perceived competition with this market segment could drive our prices down.

We directly compete at the wholesale level with a number of other smaller regional to international carriers. Many of these companies are larger than we are and have substantially greater managerial and financial resources than we do. Intense competition in our markets can be expected to continue to impose downward pressure on prices and adversely affect our profitability. We cannot assure you that we will be able to compete successfully against our competitors and we may lose customers or fail to grow our business as a result of this competition. Moreover, we generate much of our wholesale revenue from a limited number of customers. Customers may discontinue their use of our services at any time, and without notice. Therefore, in any given quarter, we would lose a significant amount of revenue if we lost one or more of our major customers.

As a result of numerous factors, including increased competition and global deregulation of telecommunications services, prices for international long distance calls have been decreasing. This downward trend of prices to end-users has caused us to lower the prices we charge communications service providers for call completion on our network. Moreover, in order for us to lower our prices, we have to renegotiate rates with our overseas local service providers who complete calls for us. We may not be able to renegotiate these terms favorably enough, or fast enough, to allow us to continue to offer services in a particular country on a cost-effective basis. The continued downward pressure on prices and our failure to renegotiate favorable terms in a particular country



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
would have a material adverse effect on our ability to operate our network and Internet telephony business profitably.

New Revenue Stream

In addition to our minutes-based revenue, we are beginning to leverage more on our dealership networks to increase our revenue in prepaid calling cards in the US and South East Asia. Furthermore, we plan to increase our capital expenditure to implement PC-to-phone services to our customers in China, and subsequently customers all over the world. We intend to devote significant resources to create these new revenue streams and we cannot ensure that these investments will be profitable.

If the market for Internet telephony and other new services does not develop as we expect, or develops more slowly than expected, our business, financial condition and results of operations may well be adversely affected. Our customers may be reluctant to use our Internet telephony services for a number of reasons, including:

              o perceptions that the quality of voice transmitted over the Internet is low;

              o our inability to deliver traffic over the Internet with significant cost advantages; and

              o   development of their own capacity on routes served by us.

The growth of our core business depends on carriers and other communications service providers generating an increased volume of international voice and fax traffic and selecting our network to carry at least some of this traffic. It is only dependent of our ability to sell prepaid calling cards through our network of dealers as planned. If the volume of international voice and fax traffic fails to increase, or decreases, and these third-parties do not use our services as forecasted, our ability to become profitable may be adversely affected.

In addition, any perceived problems with the reliability or functionality of any new services that we plan to offer could discourage service providers or others from offering these services to their customers. In addition, the development of new capabilities or services may require substantial additional capital and marketing-related expenditures to be made well in advance of generating any revenue from such services or demonstrating any market acceptance of such services. If carriers, communications service providers do not use our services to offer any new services to their customers, or if their customers do not subscribe for the services when offered, our results of operations will be materially adversely affected.

We cannot be certain that end-users will continue to purchase services from us or that our customers will maintain a demand for our services. Our future financial performance depends substantially on sustaining and developing profitable routes, sale of prepaid calling cards as well as new demand for PC-to-Phone and new services such as voice application and speech recognition services and products. If the market for these services and products does not develop or if we are unable to capture a significant portion of that market, either directly or through our partners, our revenues and our results of operations will be adversely affected.


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
Reliance on Third Parties

VENDORS. We rely upon third-party vendors to provide us with the equipment and software that we use to transmit calls through our voice networks. We cannot assure you that we will be able to continue purchasing such equipment and software from our vendors, in such case, we may not be able to maintain or expand our network to accommodate growth or provide or upgrade certain services when needed.

PARTIES THAT MAINTAIN PHONE AND DATA LINES. Our business is dependent upon the availability of the Internet and traditional telephone networks to transmit voice and data, and to provide other value added services. Third parties maintain and, in many cases, own these networks and other components that comprise the Internet and certain switching facilities connecting to last mile. Some of these third parties are domestic telephone companies in the US and a few are their smaller counterparts in South East Asia. They may increase their charges for using these lines at any time and decrease our profitability. They may also fail to maintain their lines properly and disrupt our ability to provide service to our customers. Any failure by these third parties to maintain these lines could lead to a material disruption of our ability to route calls or provide other services. It could discourage our customers from using our network or enhanced services, which could have the effect of delaying or preventing our ability to become profitable.

STRATEGIC RELATIONSHIPS. We depend in part on our strategic relationships to expand our distribution channels and develop and market our services especially in prepaid calling cards. In particular, we depend in large part on our dealers in the US to maintain their nationwide sales channels, and in the future, their counterparts in South East Asia. Strategic relationship partners may choose not to renew existing arrangements on commercially acceptable terms, if at all. If we lose these key strategic relationships, or if we fail to maintain or develop new relationships in the future, our ability to expand revenue stream and hence scope of our network would be materially adversely affected.


Fast Leap in Technology Trends

Our business requires that we handle a large number of international calls simultaneously. As we expand our operations, we expect to handle significantly more calls. We will need to expand and upgrade our hardware and software to accommodate such increased traffic. If we do not expand and upgrade quickly enough, we will not have sufficient capacity to handle the traffic and growth in our operating performance would suffer. Even with such expansion, we may be unable to manage new deployments or utilize them in a cost-effective manner. In addition to lost growth opportunities, any such failure could adversely affect customer confidence in the Elephant Talk Network and could result in us losing business outright.

As the Internet telephony industry has grown, sound quality has improved, but the technology requires further refinement. Because the Internet telephony market and markets for our enhanced services are new and evolving, predicting the size of these markets and their growth rate is difficult. Transmitting telephone calls over the Internet, and other uses of the Internet for our enhanced services, must also be accepted by customers as an alternative to



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
traditional services. If our market fails to develop, then we will be unable to grow our customer base and our results of operations will be adversely affected.

Key Personnel

Our future success will depend, in large part, on the continued service of our key management and technical personnel. If any of such members of senior management or others at the Company are unable or unwilling to continue in their present positions, our business, financial condition and results of operations could well suffer. While many of the members of our management team have entered into employment agreements with us, these agreements do not ensure their continued employment with us.

Our future success will depend, in large part, on our ability to attract, retain and motivate highly skilled employees, particularly operational and sales personnel. Competition for such employees in our industry is intense. We have from time to time in the past experienced, and we expect to continue to experience in the future, difficulty in hiring and retaining employees with appropriate qualifications. We may not be able to retain our employees or attract, assimilate or retain other highly qualified employees in the future. If we do not succeed in attracting and retaining skilled personnel, we may not be able to grow at a sufficient rate to attain profitable operations.

Asian Economy

An economic crisis in Asia where a substantial portion of our client base is located could result in a decrease in our revenues. Several countries in Asia have experienced currency devaluation and/or difficulties in financing short-term obligations. We cannot assure you that the effect of an economic crisis on our customers will not impact operations, or that the effect on our customers in that region will not adversely affect both the demand for our services and the collectibility of receivables.

Foreign Currencies

Fluctuations in the exchange rate of the U.S. dollar and foreign currencies could have a material adverse effect on our financial performance and profitability. A portion of our costs denominated in foreign currencies. As a result, changes in the exchange rates of these currencies or any other applicable currencies to the U.S. dollar will affect our costs of goods and services sold and operating margins and could result in exchange losses. We cannot fully predict the impact of future exchange rate fluctuations on our profitability. From time to time, we may engage in exchange rate hedging activities in an effort to mitigate the impact of exchange rate fluctuations. However, we cannot assure you that any hedging technique we may implement will be effective. If it is not effective, we may experience reduced operating margins. We could suffer adverse tax and other financial consequences if U.S. or foreign taxing authorities do not agree with our interpretation of applicable tax laws. Our corporate structure is based, in part, on assumptions about the various tax laws, including withholding tax, and other relevant laws of applicable non-U.S. jurisdictions. We cannot assure you that foreign taxing authorities will agree with our interpretations or that they will reach the same conclusions. Our interpretations are not binding on any taxing authority and, if these foreign jurisdictions were to change or to modify the relevant laws, we could suffer adverse tax and other financial consequences or have the anticipated benefits of our corporate structure materially impaired.

Terrorism

Terrorist attacks, such as the attacks that occurred in New York and Washington, D.C. on September 11, 2001, and other acts of violence or war may affect the markets on which our securities trade, the markets in which we and our customers operate, our operations and our profitability. Terrorist attacks may negatively affect our operations and your investment. There can be no assurance that there will not be further terrorist attacks against the United States or United States businesses. These attacks or armed conflicts may directly impact our physical facilities or those of our suppliers or customers. Furthermore, these attacks may make travel and the transportation more difficult and more expensive and ultimately affect the sales of our products and services in the United States and overseas. Also as a result of terrorism, the United States may enter into armed conflicts which could have a further impact on our domestic and international sales, our supply chain, our production capability and our ability to deliver our products and services to our customers. Political and economic instability in some regions of the world may also result and could negatively impact our business. The consequences of any of these armed conflicts are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment.

Please refer to our other securities filings for additional risk factors that may impact your investment decision.

OUR ISP BUSINESS

         Prior to Merger, our business plan focused on our ISP operations. In that capacity, we provided a wide array of Internet services tailored to meet the needs of individual and business customers, including customers with little or no online experience. We did business mainly in southern California, and presently we have approximately fifteen hundred customers. The growth of our ISP business is attributable, in part, to the use of media advertising. We operate our ISP business through our Cyberhotline Division, and advertises it as Cyberhotline.

         Although we currently continue to hold the assets of the ISP business, it is our intention to sell the ISP business and all assets of Staruni Corporation which existed as of January 3, 2002, to Vision Aerospace, Inc. ("Vision"), a Nevada corporation, in exchange for 1,000,000 (one million) shares of Vision, pursuant to the Letter of Understanding dated January 4, 2002 and filed as an exhibit to this Form 8-K.

REVERSE STOCK SPLIT AND MERGER

         A copy of the Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

         On November 27, 2001, we sent out a Notice of Proposed Action by Written Consent by the holders of a majority of our outstanding common stock that on or about December 14, 2001, we proposed to (a) approve a 10-1 reverse stock split (the "Reverse Stock Split"), pursuant to which every ten (10) shares of our common stock outstanding prior to the Reverse Stock Split would be reduced to one (1) share, and (b) change the name of our company to "Elephant Talk Communications, Inc." The majority of our shareholders approved the Reverse Stock Split and the name change, which will be effected no later than January 22, 2002.

MANAGEMENT

Officers and Directors

         As a result of the Merger, the management of our company has changed. (See Item 6 for more details regarding resignations.) Many members of our new management team previously held similar positions at ETHK. The following individuals are our new officers and directors.

Russelle Choi, President, Chief Executive Officer and Chairman of the Board of Directors

Mr. Choi was a co-founder of the ETHK. He was responsible for the overall strategic direction of ETHK, and was appointed as the President and Chief Executive Officer of our company. He is also Chairman of ET Network Services
Limited in Hong Kong. Mr. Choi was educated in the University of Toronto, Canada. He has over 20 years experience in management and leadership in a range of industries, including media, garment and telecommunication industries in Hong Kong, China and the U.S. In 1981, Mr. Choi established "Happy Days Association" which earned him fame and connections in the media and entertainment industry in Hong Kong. He was also Chairman of WKA Association, a leading association for Thai-style boxing for the South East Asia Region. In 1985, he opened his own garment factory in Canada in 1985 and new branches in Hong Kong and PRC, before jointly founding ETHK in 1994. Mr. Choi has a Bachelor's degree in Business Administration from the University of Toronto, Canada.

Theresa Tsoi, Secretary and Vice President

Ms. Tsoi's primary responsibility at ETHK was for its financial administration. From 1993 to 1995, she served as general manager of New Tech Information Systems Limited, focusing on finance and marketing strategy. From 1989 to 1993, Ms. Tsoi served as senior accounting manager at Diet Workshop, a U.S.-based firm. Ms. Tsoi earned her Bachelor's degree in Accounting from the University of Massachusetts in 1989.

Manu Ohri, Asst. Secretary and Treasurer, Chief Financial Officer, and Director

Mr. Ohri is a member of the Board of Directors of our company. He is also currently the Executive Vice President of Finance & Chief Financial Officer and a Director of Hartcourt Companies, Inc., and has served in those capacities since December 1999. Mr. Ohri has over 19 years of diversified business management and operations experience in public and private companies. From June 1999 to November 1999, Mr. Ohri served as the President and Chief Executive Officer of Pego Systems, Inc., an industrial air and gas equipment manufacturer's representative organization, and an affiliate of Hartcourt Companies, Inc. From January 1997 to March 1999, Mr. Ohri served as Chief Operating Officer and Chief Financial Officer of Dynamic Cooking Systems, Inc., a privately-held manufacturing company. From September 1989 to December 1996, Mr. Ohri served as Chief Financial Officer of Startel Corporation, a NASDAQ company in software development business. Mr. Ohri's multi-faceted experience includes operations, finance as well as administrative functions in the manufacturing, distribution and software development industries. Mr. Ohri is a Certified Public Accountant with over six years experience with Deloitte & Touche, LLP and PriceWaterhouseCoopers, LLP. Mr. Ohri earned his Masters degree in Business Administration from University of Detroit and Bachelors degree in Accounting from University of Delhi in India.

Pius Lam, Vice President and Chief Operating Officer

Mr. Lam was a co-founder of ETHK. He is responsible for our company's operations. Prior to the establishment of ETHK, he successfully co-founded New Tech Information Systems Limited, an international systems integrator for the hospitality industry, industry, both in US and Hong Kong. From August 1986 to August 1987, he was a Program Analyst with Omni's Solutions, Inc. Mr. Lam has 16 years experience in the computer and telecommunications industries. Mr. Lam has a Master's degree in Business Administration with emphasis in Economics and Finance from the State University of New York in 1986 and a Bachelor's degree in Science from State University of Pennsylvania in 1984.

Bruce D. Stuart, Director

Mr. Stuart served as the President of our company from 1997 until the Merger, and now serves as a director. Mr. Stuart graduated from the University of California at Los Angeles in 1969 with a Bachelor's degree in Political Science, and in 1972 with a Juris Doctorate degree. He has been a member of the California State Bar since 1973. From 1993 to 1997, Mr. Stuart served as vice-president of PerfectData Corporation (NASDAQ "Perf"). From 1984 to 1997 he served as Secretary and General Counsel of Flamemaster Corporation (NASDAQ "Fame"). Mr. Stuart is the creator of the Staruni's internet business, including the Internet Service Provider "Cyberhotline", a National Carrier.

Mr. Ken Ieong, Chief Communications Officer and Director

Mr. Ieong is responsible for communications of our company. He was also one of the co-founders of ETHK in 1994. From 1988 to 1994, Mr. Ieong worked for New Tech Information Systems Limited where he was responsible for marketing and system implementations. Mr. Ieong hasa Master's degree in Business Administration from the State University of New York and a Bachelor's degree in Science from York University, Canada.

Stephen Tang, Director

Mr. Tang is the Chief Executive Officer of the SinoBull Group. Concurrently, he is the Chief Operating Officer of The Hartcourt Companies, Inc and Hartcourt Capital Inc. Mr. Tang has more than 16 years experience in the management of information technology business and services. He is the founder of Financial Telecom Limited, a member of the SinoBull Group, providing real time financial information service in Hong Kong. He also has extensive experience in the development, manufacture and international marketing of communication devices. Before his involvement in the information technology business and services, Mr. Tang had spent 8 years in investment banking. He worked for two regional financial institutions serving corporate clients in Hong Kong, Thailand, Malaysia, Indonesia and the Philippines. Mr. Tang holds a Master's degree in Business Management from the Asian Institute of Management, Manila. He completed his under-graduate study in management and accounting at the Hong Kong Baptist University.

Dennis Poon, Director

Mr. Poon, has been the director of Company since December 2001. Mr. Poon has been working in the field of Information Technology for over 10 years, specializing in large scale systems network designs, server solutions, educational technology and distance learning. From August 1995 to present, Mr.

Poon has been working as Systems and Network Administrator for San Diego State University. In addition, Mr. Poon has been working as an independent consultant in Asia-Pacific Business Development and the US Defense Contracting industry. Mr. Poon earned Bachelors degree in Computer Science from the University of California at Los Angeles in 1993.

Management Team

         In addition to our new officers and directors listed above, the following people are key members of our new management team.

Thomas Wong, Vice President and Chief Technical Officer

Mr. Wong, was also a co-founder of ETHK, and is primarily responsible for our company's technical functions and network implementation, operation and maintenance. He was also one of the co-founders of New Tech Information Systems Limited in September 1987, and has 16 years of experience in the computer and telecommunications industries. Mr. Wong earned his Bachelor's degree in Computer Science from University of Massachusetts in 1986.

Roxana Yung, General Manager

Ms. Yung oversees all functions of our company with emphasis on administration, human resources, business development and marketing. She has over 13 years of experience in various functions in marketing, public relations and administration with various companies, and concurrently acts as General Manager of ET Network Services Limited. She joined ETHK in January 1995. She worked as Account Manager for Bentley DDB Needham, a famous international public relationships firm in Hong Kong, from 1988-1990. Ms. Yung then acted as Marketing Manager of Duty Free Shoppers from 1990-1993. She subsequently joined Enviropace Limited in 1993, a state-of-the-art joint-venture specializing in environmental protection in Hong Kong. Ms. Yung worked as Investigation Officer for Operations Department of Independent Commission Against Corruption shortly before joining ETHK. Ms. Yung received a Diploma in Social Science from Hong Kong Baptist University in 1984.

CAPITALIZATION AND SECURITY OWNERSHIP

         Prior to the Agreement, we had 34,626,899 shares of common stock issued and outstanding. Upon the Closing of the Merger and the completion of the Reverse Stock Split, our authorized capital stock shall consist of (a) 250,000,000 shares of common stock, no par value, of which, following the Reverse Stock Split, 34,626,899 shares will be outstanding, duly authorized and validly issued, and fully paid and non-assessable, and (b) 50,000,000 shares of Class B Preferred Stock, no par value, of which no shares are outstanding. The Company holds no shares of the Company's capital stock.

         The  following  table  contains   information   regarding  the  current
shareholders of the Company post-Reverse Stock Split and those persons or entities who beneficially own more than 5% of our common stock:

                                         AMOUNT OF COMMON    PERCENT OF COMMON
                                        STOCK BENEFICIALLY   STOCK BENEFICIALLY
                                               OWNED               OWNED
--------------------------------------- -------------------- ------------------
NAME OF STOCKHOLDER

Man Eagle Limited                           3,922,899               11.3%

Supreme Luck Management Company Limited     2,653,726                7.7%

The Hartcourt Companies, Inc.              17,895,579               51.7%


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.  OTHER EVENTS

         Not applicable.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         Pursuant to the terms of the Agreement, the Company accepted the resignations of Messers Robert I. Riecks and Michael Petrusis as the Officers and Directors of our company. On January 4, 2002, Mr. Bruce Stuart served notice of resignation as an Officer and employee of our company, but shall remain as a Director. As of January 9, 2002, the current Officers and Directors of our company are:

              Russelle Choi       President, Chief Executive Officer, Director
              Theresa Tsoi        Secretary, Treasurer
              Manu Ohri           Assistant Secretary, Assistant Treasurer,
                                  Chief Financial Officer, Director
              Pius Lam            Chief Operating Officer
              Bruce D. Stuart     Director
              Ken Ieong           Director
              Stephen Tang        Director
              Dennis Poon         Director

ITEM 7.  FINANCIAL STATEMENTS

         Pro forma financial statements for the combined businesses of our company and ETHK will be filed by amendment to this report on Form 8-K not later than 60 days after January 18, 2002, the date that this initial report on Form 8-K must be filed.

ITEM 8.  CHANGE IN FISCAL YEAR

         Not applicable.

ITEM 9.           EXHIBITS

2.1* Agreement of Merger and Plan of Reorganization between Staruni Corporation and Elephant Talk Limited, dated January 4, 2002

10.28* Letter of Understanding between Staruni Corporation and Elephant Talk Limited, and Vision Aerospace, Inc., dated January 4, 2002.


17.1* Action of the Directors Taken by Written Consent evidencing the resignation of Staruni Directors and appointment of new Directors

99.2* Press release announcing the merger of Staruni Corporation with Elephant Talk Limited.






































-------
*Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                By:  Russelle Choi

                                                 /s/ Russelle Choi
                                                 -------------------------------
                                                 Russelle Choi
                                                 President & CEO

                                                 Date:  January 18, 2002










































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